Exhibit 4.1

ONEMAIN FINANCE CORPORATION,

As Company

ONEMAIN HOLDINGS, INC.,

As Guarantor

FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of

June 20, 2023

WILMINGTON TRUST, NATIONAL ASSOCIATION,

As Original Trustee

HSBC BANK USA, NATIONAL ASSOCIATION,

As Series Trustee

i

FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of June 20, 2023 (this “Supplemental Indenture”), among OneMain Finance Corporation (formerly Springleaf Finance Corporation), an Indiana corporation (the “Company”), OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.), a Delaware corporation (“OMH”), as a Guarantor, Wilmington Trust, National Association, a national banking association (the “Original Trustee”), and HSBC Bank USA, National Association, a national banking association (the “Series Trustee”).

RECITALS

WHEREAS, the Company previously executed and delivered to the Original Trustee an Indenture, dated as of December 3, 2014, among the Company, OMH, as a Guarantor, and the Original Trustee (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”);

WHEREAS, Section 15.01(h) of the Base Indenture permits the Company and the Original Trustee to modify or amend the Base Indenture without the consent of any Holder of any Security of any series to add to or change any of the provisions of the Base Indenture to facilitate the administration of the trusts under the Base Indenture by more than one Trustee;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, the Company desires to supplement and amend the Base Indenture pursuant to Section 15.01(h) thereof to, among other things, permit the Company to designate and appoint the Series Trustee to serve as Trustee under the Base Indenture with respect to any one or more series of Securities that may be issued from time to time after the date hereof (any such series of Securities in respect of which the Series Trustee is so designated and appointed as provided for herein is referred to as a “Designated Series”); and

WHEREAS, the Company has requested that the Original Trustee and the Series Trustee execute and deliver this Supplemental Indenture, all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.01.
Definitions.

(a)
All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Base Indenture.

(b)
To the extent a defined term is defined both in this Supplemental Indenture and the Base Indenture, the definition in this Supplemental Indenture shall govern.

Section 1.02.
Series Trustee. Section 1.01 of the Base Indenture is hereby amended by adding the following definitions in appropriate alphabetical order:

“Designated Series” means any series of Securities in respect of which the Series Trustee is designated and appointed to serve as Trustee hereunder in the Company Order or indenture supplemental hereto providing for the establishment of said series of Securities.

“Series Trustee” means HSBC Bank USA, National Association, and shall also include its successors and assigns.

Section 1.03.
Corporate Trust Office. The definition of “Corporate Trust Office” contained in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Corporate Trust Office” means (i) with respect to any series of Securities other than any Designated Series, the office of the Trustee, at which at any particular time its corporate trust business and this Indenture shall be administered, which at the date of this Indenture is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: OneMain Finance Corporation Administrator, Facsimile No.: (302) 636-4145, and (ii) with respect to any Designated Series, the office of the Series Trustee, at which at any particular time its corporate trust business and this Indenture shall be administered, which at the date of this Indenture is Issuer Services, 452 Fifth Avenue, 545W9, Attn: Client Service Delivery, New York, New York 10018, or, in the case of any of such offices or agencies referred to in clauses (i) or (ii), such other address as the Trustee or the Series Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee or Series Trustee (or such other address as a successor Trustee or Series Trustee may designate from time to time by notice to the Holders and the Company).

Section 1.04.
Trustee. The definition of “Trustee” contained in Section 1.01 of the Base Indenture is hereby amended and restated in its entirety as follows:

“Trustee” means (i) with respect to any series of Securities other than any Designated Series, Wilmington Trust, National Association, in its capacity as such, and (ii) with respect to any Designated Series, the Series Trustee, in its capacity as such until, in each case, a successor Trustee shall have become such with respect to one or more series of Securities.

ARTICLE 2
CONCERNING THE TRUSTEE

Section 2.01.
Rights of Trustees; Compensation.

(a)
Section 12.01 of the Base Indenture is hereby amended to add the following:

“(r)
The Series Trustee (in its capacity as Series Trustee or as Paying Agent) shall only be obligated to make payments hereunder to the extent such amounts are actually received by it.

(s)
The Series Trustee shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market clearing system.  The Series Trustee should be entitled to take any action or to refuse to take any action which the Series Trustee regards as necessary for the Series Trustee to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

(t)
The Series Trustee may request, and is entitled to receive before acting, an Officer’s Certificate or Opinion of Counsel or both as to any legal or factual matters material to its acting or refraining from acting. The Series Trustee shall not be liable for any action it takes or omits to take (i) in reliance on such Officer’s Certificate or Opinion of Counsel or (ii) as a consequence of not having received such Officer’s Certificate or Opinion of Counsel as of the time of its action or omission.

(u)
The Company agrees (i) to provide the Series Trustee with such information as it has in its possession to enable the Series Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”), and (ii) that the Series Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with FATCA, for which the Series Trustee shall not have any liability.

(v)
It is understood and agreed that the Series Trustee or its affiliates are permitted to receive additional compensation or fees (that could be deemed to be in the Series Trustee’s economic self-interest) associated with the investments outlined in the Indenture accordance with the terms of such investments, including such compensation or fees for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.”

ARTICLE 3
SERIES TRUSTEE, REGISTRAR AND PAYING AGENT

Section 3.01.
Appointment of the Series Trustee. Pursuant to the Base Indenture, as amended by this Supplemental Indenture, the Company hereby appoints HSBC Bank USA, National Association as Series Trustee, registrar and paying agent under the Indenture with respect to any Designated Series, with all of the rights, powers, trusts, duties and obligations of the Trustee, registrar and paying agent under the Indenture with respect to any Designated Series with like effect as if originally named as such in the Base Indenture.

Section 3.02.
Acceptance by the Series Trustee. HSBC Bank USA, National Association hereby accepts its appointment as Series Trustee, registrar and paying agent under the Indenture with respect to any Designated Series and accepts all of the rights, powers, benefits, indemnities, immunities, trusts, duties and obligations of Trustee, registrar and paying agent under the Indenture with respect to any Designated Series, upon the terms and conditions set forth herein and therein, with like effect as if originally named as such in the Base Indenture. Pursuant to the Base Indenture, there shall continue to be vested in the Original Trustee all of its rights, powers, benefits, indemnities, immunities, trusts, duties and obligations as Trustee under the Base Indenture with respect to all of the series of Securities as to which it has served and continues to serve as Trustee, and the Original Trustee shall have no rights, powers, benefits, indemnities, immunities, trusts, duties or obligations with respect to the Designated Series.

Section 3.03.
Eligibility of Series Trustee. The Series Trustee hereby represents that it is qualified and eligible under the provisions of the Trust Indenture Act and Section 12.04 of the Base Indenture to accept its appointment as Series Trustee with respect to the Designated Series.

Section 3.04.
Concerning the Series Trustee. Neither the Original Trustee nor the Series Trustee assumes any duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture. In carrying out its responsibilities hereunder, each of the Original Trustee and the Series Trustee shall have all of the rights, powers, benefits, indemnities, privileges, protections, duties and immunities which it possesses under the Indenture. The Original Trustee and the Series Trustee shall not constitute co-trustees of the same trust, and each of the Original Trustee and the Series Trustee shall be Trustee of a trust or trusts under the Indenture separate and apart from any trust or trusts under the Indenture administered by the other Trustee. The Original Trustee shall have no liability for any acts or omissions of the Series Trustee and the Series Trustee shall have no liability for any acts or omissions of the Original Trustee. References in this Supplemental Indenture to sections of the Base Indenture that require or permit actions by the Original Trustee shall, with respect to the Designated Series, be deemed to require or permit actions only by the Series Trustee, and the Original Trustee shall have no responsibility or liability for any Designated Series, shall not be deemed to have notice or knowledge of any Designated Series or the terms thereof, and shall not be required to execute any further documentation in connection with the issuance of any Designated Series. References in the Indenture that require or permit actions by the Series Trustee shall, with respect to any series of Securities other than the Designated Series, be deemed to require or permit actions only by the Original Trustee and the Series Trustee shall have no responsibility or liability for any series of Securities other than the Designated Series, shall not be deemed to have notice or knowledge of any series of Securities other than the Designated Series or the terms thereof, and shall not be required to execute any further documentation in connection with the issuance of any series of Securities other than the Designated Series.

ARTICLE 4
MISCELLANEOUS

Section 4.01.
Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 4.02.
Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 4.03.
GOVERNING LAW; WAIVER OF TRIAL BY JURY. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF SAID STATE.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

THE PARTIES HERETO HEREBY (I) IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, (II) WAIVE ANY OBJECTION TO LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING IN SUCH COURTS AND (III) WAIVE ANY OBJECTION THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY.

Section 4.04.
Counterparts; Originals. This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 4.05.
Notices to the Company and Trustee. Any notice or demand authorized by this Supplemental Indenture to be made upon, given or furnished to, or filed with, the Company, the Original Trustee or the Series Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be given, delivered or transmitted by facsimile to:

(a)
the Company, at 601 N.W. Second Street, Evansville, Indiana 47708, Attention: Treasurer, Facsimile No.: (812) 468-5352 or at such other address or facsimile number as may have been furnished in writing to the Original Trustee or the Series Trustee, as applicable, by the Company.

(b)
the Original Trustee, at the Corporate Trust Office of the Original Trustee, at Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890, Attention: OneMain Finance Corporation Administrator, Facsimile No.: (302) 636-4145.

(c)
the Series Trustee, at the Corporate Trust Office of the Series Trustee, at Issuer Services, 452 Fifth Avenue, 545W9, Attn: Client Service Delivery, New York, New York 10018.

Any such notice, demand or other document shall be in the English language.

The Series Trustee may conclusively rely and shall be protected and incur no liability for or with respect to any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company or any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document which it believes to be genuine and to have been delivered by mail, sent by facsimile, email or other form of electronic communication to be signed or sent by an authorized representative of the Company.

Section 4.06.
Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 4.07.
Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.08.
The Original Trustee and Series Trustee. Neither the Series Trustee nor the Original Trustee assumes any responsibility for the correctness of the recitals contained herein, which shall be taken as statements of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed.

ONEMAIN FINANCE CORPORATION, as the Company

By:	/s/ David R. Schulz
	Name:	David R. Schulz
	Title:	Senior Vice President and Treasurer

ONEMAIN HOLDINGS, INC., as a Guarantor

By:	/s/ David R. Schulz
	Name:	David R. Schulz
	Title:	Senior Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Original Trustee

By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as Series Trustee

By:	/s/ F. Acebedo
	Name:	F. Acebedo
	Title:	Vice President